                                                                      EXHIBIT 12


                             ALASKA AIR GROUP, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)



                                                             2001           2000           1999           1998            1997
                                                             ----           ----           ----           ----            ----
Earnings:
Income (loss) before income tax and accounting change     $ (63,515)     $ (26,905)     $ 213,003      $ 205,716      $ 125,696

Less: Capitalized interest                                  (10,612)       (17,684)       (12,632)        (7,040)        (5,257)
Add:
Interest on indebtedness                                     47,429         36,046         16,339         21,184         33,602
Amortization of debt expense                                    703            330            440            682            685
Portion of rent under long-term
  operating leases representative
  of an interest factor                                      84,161         80,313         81,437         80,547         72,900
                                                          ---------      ---------      ---------      ---------      ---------
Earnings Available for Fixed Charges                      $  58,166      $  72,100      $ 298,587      $ 301,089      $ 227,626
                                                          =========      =========      =========      =========      =========

Fixed Charges:
Interest                                                     47,429         36,046         16,339         21,184         33,602
Amortization of debt expense                                    703            330            440            682            685
Portion of rent under long-term
  operating leases representative
  of an interest factor                                      84,161         80,313         81,437         80,547         72,900
                                                          ---------      ---------      ---------      ---------      ---------

Total Fixed Charges                                       $ 132,293      $ 116,689      $  98,216      $ 102,413      $ 107,187
                                                          =========      =========      =========      =========      =========
Ratio of Earnings to Fixed Charges                             0.44           0.62           3.04           2.94           2.12
                                                          =========      =========      =========      =========      =========
Coverage deficiency                                       $  74,127      $  44,589             --             --             --
                                                          =========      =========      =========      =========      =========